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AMGEN
                                                                    EXHIBIT 99.2

                                                   Amgen Inc.
                                                   One Amgen Center Drive
                                                   Thousand Oaks, CA 91320-1799
                                                   Telephone (805) 447-4587
News Release                                       Fax (805) 499-3507
                                                   www.Amgen.com
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                          Amgen to Receive $2.5 Billion
                          From Offering of Zero-Coupon
                            Senior Convertible Notes

For Immediate Release

THOUSAND OAKS, Calif., -- February 22, 2002 - Amgen Inc. (NASDAQ: AMGN) announced today that it has agreed to the sale of 30-year zero-coupon senior notes that are convertible into shares of Amgen common stock. Amgen anticipates gross proceeds of $2.5 billion, and expects to use those proceeds: (1) to fund the purchase price for approximately $650 million of its common stock that it is repurchasing simultaneously with the issuance of the notes and (2) for general corporate purposes, including acquisitions, additional share repurchases, capital expenditures and working capital. The initial purchaser of the 30-year zero-coupon senior notes will also have a 13-day option to purchase additional 30-year zero-coupon senior notes to cover over-allotments, which would give Amgen up to approximately $321 million in additional gross proceeds.

Terms of the 30-year zero-coupon senior notes include a yield-to-maturity of 1.125% and an initial conversion premium of 40%. Holders may convert each of the 30-year zero-coupon senior notes into 8.8601 shares of Amgen common stock at any time on or before the maturity date. Therefore, the 30-year zero-coupon senior notes are convertible in the aggregate into approximately 31 million shares of Amgen common stock or approximately 35 million shares of Amgen common stock if the initial purchaser exercises its over-allotment option.

The 30-year zero-coupon senior notes may not be redeemed by Amgen for five years but are redeemable at any time thereafter at accreted value. Alternatively, holders may convert their 30-year zero-coupon senior notes called for redemption into common stock. Holders of the 30-year zero-coupon senior notes will have the option to require Amgen to purchase their notes at accreted value in years three, five, 10 and 15. Amgen may choose to pay the redemption purchase price in cash and/or common shares.

This notice does not constitute an offer to sell or the solicitation of an offer to buy securities. Any offers of the securities will be made only by means of a private offering memorandum. The notes and the shares of Amgen common stock issuable upon conversion have not been registered under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

                                    - MORE -

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Amgen to Receive $2.5 Billion
From Offering of Zero-Coupon
Senior Convertible Notes
Page 2


Forward-looking Statements

This news release contains forward-looking statements that involve significant risks and uncertainties, including those discussed below and more fully described in the Securities and Exchange Commission reports filed by Amgen, including our most recent Form 10-Q. Amgen conducts research in the biotechnology/pharmaceutical field where movement from concept to product is uncertain; consequently, there can be no guarantee that any particular product candidate will be successful and become a commercial product.

Furthermore, our research, testing, pricing, marketing and other operations are subject to extensive regulation by domestic and foreign government regulatory authorities. In addition, sales of our products are affected by reimbursement policies imposed by third party payors, including governments, private insurance plans and managed care providers. These government regulations and reimbursement policies may affect the development, usage and pricing of our products.

In addition, while we routinely obtain patents for our products and technology, the protection offered by our patents and patent applications may be challenged, invalidated or circumvented by our competitors.

Because forward-looking statements involve risks and uncertainties, actual results may differ materially from current results expected by Amgen. Amgen is providing this information as of February 22, 2002 and expressly disclaims any duty to update information contained in this press release.

Amgen is a global biotechnology company that discovers, develops, manufactures and markets important human therapeutics based on advances in cellular and molecular biology.

        CONTACT:
        Amgen, Thousand Oaks
        Jeff Richardson, 805/447-3227 (media)
        Cary Rosansky, 805/447-4634 (investors)

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